Exhibit 99.1

Allied Nevada Reports Increases to Proven & Probable Mineral Reserves to 12.7

Million Ounces of Gold and 481.9 Million Ounces of Silver

Measured & Indicated Minerals Resources Increase to 8.2 Million Ounces of Gold and 236.9 Million

Ounces of Silver

February 23, 2012 | Reno, Nevada – Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-Amex: ANV) is pleased that its infill program at Hycroft, along with additional engineering studies, successfully upgraded 2.5 million ounces of gold and 93.3 million ounces of silver to the proven and probable mineral reserve categories. Total proven and probable mineral reserves on December 31, 2011 were 12.7 million ounces of gold and 481.9 million ounces of silver, representing a 24% increase to both gold and silver contained ounces compared with the June 30, 20111 reserve estimate.

“We have successfully extended the mine life by continuing to focus our efforts on upgrading the resources at Hycroft,” comments Scott Caldwell, President and CEO. “In 2012, drilling at Hycroft will be directed towards continuing to develop the current resource area as well as step out targets on the greater Hycroft property. We believe Hycroft is a world-class deposit that will sustain a long-life, low-cost production profile with significant regional potential.”

Measured and indicated mineral resources (exclusive of reserve) at year end 2011 were 8.2 million ounces of gold and 236.9 million ounces of silver, an increase of 21% and 16%, respectively, compared with the June 30, 2011 resource estimate.

The metals prices used in estimating resources at December 31, 2011 of $800 per ounce for gold and $14 per ounce for silver did not change from resource estimates in 2010. Gold equivalent cut-off grades have decreased slightly to 0.004 ounces per ton (“opt”) for heap leach material, 0.01 opt for mill material reflecting increases in recoveries used in the model compared with the previous resource estimate. This cut-off grade strategy has been applied to both the mineral reserve and resource estimates.

The Company completed a metal price sensitivity analysis estimating ounces mined using Whittle cones, hypothetical mining pits created using the block model and applying metallurgical recoveries and basic economics such as metal prices and costs. The results of this analysis are as follows:

Metal Prices		Total Tons	Waste Tons	Total Contained Ounces (000s)
Au	Ag	(000s)	(000s)	Au	Ag
$400	$7	129,260	58,345	1,160	64,405
$600	$11	1,600,978	951,999	8,073	351,988
$800	$14	2,561,305	1,426,636	12,651	481,881
$1,000	$18	4,072,112	1,974,611	20,490	721,335
$1,100	$19	4,316,917	2,012,218	21,731	757,375
$1,200	$21	4,497,023	2,007,042	22,673	786,313
$1,400	$25	4,874,219	2,066,819	24,064	834,987
$1,600	$28	5,104,468	2,043,782	24,935	867,701
$1,800	$32	5,304,724	2,011,334	25,568	896,850
$2,000	$35	5,696,406	2,122,481	26,362	930,344

[1]	See press release dated August 23, 2011 on www.alliednevada.com for more information regarding the June 30, 2011 resource estimate.

This sensitivity analysis assumes a constant silver to gold price ratio of 57.14:1. The $800 per ounce of gold and $14 per ounce of silver line (bold and highlighted) reflects our current reserve estimate. The $1,200 per ounce gold price line (highlighted) hypothetically represents potentially mineable material, assuming a trailing 3-year average gold price of $1,256 per ounce.

December 31, 2011 – Summary Mineral Reserve & Resource Estimate

Proven & Probable Mineral Reserves

	Tons	Grades			Contained Ounces (000s)
	(000s)	Au	Ag	AuEq	Au	Ag	AuEq
Proven Heap Leach	249,214	0.008	0.24	0.012	1,903	60,138	2,955
Probable Heap Leach	89,450	0.006	0.25	0.011	578	22,155	966

Total Proven & Probable Heap Leach	338,664	0.007	0.24	0.012	2,481	82,293	3,921

Proven Mill – Transitional	174,947	0.015	0.51	0.024	2,607	89,187	4,168
– Sulfide	472,036	0.012	0.53	0.021	5,719	248,931	10,076

Total Proven Mill	646,983	0.013	0.52	0.022	8,326	338,118	14,244

Probable Mill – Transitional	33,977	0.012	0.54	0.022	413	18,357	735
– Sulfide	115,046	0.012	0.37	0.019	1,431	43,112	2,185

Total Probable Mill	149,023	0.012	0.41	0.020	1,844	61,469	2,920

Total Proven & Probable Mill	796,006	0.013	0.50	0.022	10,170	399,587	17,164

TOTAL PROVEN & PROBABLE MINERAL RESERVES	1,134,669	0.011	0.42	0.019	12,651	481,881	21,084

Waste	1,426,636

Total Tons	2,561,305

Strip Ratio	1.26

Measured & Indicated Mineral Resources (exclusive of Mineral Reserves)

	Tons	Grades			Contained Ounces (000s)
	(000s)	Au	Ag	AuEq	Au	Ag	AuEq
Measured Heap Leach	169,392	0.005	0.17	0.008	819	29,343	1,332
Indicated Heap Leach	170,681	0.004	0.17	0.007	711	29,857	1,234

Total Measured & Indicated Heap Leach	340,073	0.004	0.17	0.007	1,530	59,200	2,566

Measured Mill – Transitional	38,273	0.011	0.52	0.020	403	19,924	752
– Sulfide	271,617	0.011	0.31	0.016	3,005	83,752	4,471

Total Measured Mill	309,890	0.011	0.33	0.017	3,408	103,676	5,223

Indicated Mill – Transitional	26,119	0.009	0.52	0.018	243	13,632	481
– Sulfide	263,537	0.011	0.23	0.015	2,989	60,344	4,045

Total Indicated Mill	289,656	0.011	0.26	0.016	3,232	73,975	4,526

Total Measured & Indicated Mill	599,546	0.011	0.30	0.016	6,640	177,651	9,749

TOTAL MEASURED & INDICATED MINERAL RESOURCES	939,619	0.009	0.25	0.013	8,170	236,851	12,315

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Inferred Mineral Resources

	Tons	Grades
	(000s)	Au	Ag	AuEq
Inferred Resource - In Reserve Pit
- Heap Leach	28,226	0.006	0.26	0.011
- Mill	68,066	0.013	0.40	0.020

Total inferred in reserve pit	96,292	0.011	0.36	0.017

Inferred Resource - Outside Reserve Pit
- Heap Leach	34,425	0.005	0.442	0.012
- Mill	404,221	0.010	0.215	0.014

Total inferred outside reserve pit	438,646	0.010	0.23	0.014

TOTAL INFERRED MINERAL RESOURCES	534,938	0.010	0.253	0.0145

NOTES TO THE DECEMBER 31, 2011, MINERAL RESERVE AND RESOURCE ESTIMATE

1.	Scott Wilson of Scott E. Wilson Consulting, Inc. is a Certified Professional Geologist and member of the American Institute of Professional Geologists in Denver, Colorado, and is a Qualified Person as defined by NI 43-101. Mr. Wilson is the independent resource estimate consultant for Allied Nevada Gold Corp. and has supervised the preparation of the technical information contained in this press release.

2.	Scott E. Wilson Consulting, Inc. has recommended an ordinary kriging estimate as the preferred method of determining the Mineral Resource estimate. Inferred Mineral Resource calculations are based on 25 foot drill hole composites of 5 foot sample intervals. All estimates are based on a block dimension of 50 feet long x 50 feet wide x 25 feet tall with the estimation parameters determined by variography.

3.	Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. The estimate of Mineral Resources may also be materially affected by the inability to obtain required environmental and other regulatory approval or operating permits. The estimate may also be materially affected by global economic conditions such as the price of gold and silver, the price of oil and other commodities utilized in the production of gold and silver. Unknown geologic or hydrologic conditions or other unknown factors may materially affect the resource estimates.

4.	A processing method and plant, different from that currently operating at the Hycroft Mine, and all associated regulatory approvals, are required to recover gold and silver from sulfide mineralization.

5.	Gold equivalent cutoff grades were calculated using a gold price of $800 per ounce and a silver price of $14.00 per ounce for a gold to silver ratio of 57.14:1.

6.	Estimates of Mineral Reserves and Resources may be materially affected by environmental permitting, legal and other relevant issues.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding the Company’s expectation of the projected timing and outcome of engineering studies; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hycroft; mineral reserve and resource estimates; estimates of gold and silver grades; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to risks that Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with Hycroft and other activities; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Cautionary Note to U.S. Investors Regarding Estimates of Measured, Indicated and Inferred Mineral Resources

This press release uses the terms “measured”, “indicated” and “inferred” “mineral resources.” We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the SEC does not recognize them. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot

2011 Year End Hycroft Reserve & Resource Estimate | 3

be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimates of “inferred mineral resources” may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute “reserves” as in-place tonnage and grade without reference to unit measures. The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC. U.S. investors are cautioned not to assume that any part or all of a measured, indicated or inferred resource exists or is economically or legally mineable.

Mr. Scott E. Wilson, AIPG Certified Professional Geologist #10965, is Allied Nevada’s Independent Qualified Person as defined under National Instrument 43-101 (NI 43-101). He has supervised the preparation of the technical information and has reviewed and approved the contents of this news release. Allied Nevada will file on www.sedar.com a NI 43-101 compliant technical report within the time required by NI 43-101 guidelines encompassing the mineral reserve and resource discussed herein.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com

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